Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Brandi Martin	Investors:	Lisa Capodici
	(614) 757-3383		(614) 757-5035
	brandi.martin@cardinalhealth.com		lisa.capodici@cardinalhealth.com

CARDINAL HEALTH APPOINTS STEPHEN MASON
TO LEAD MEDICAL SEGMENT
Company Expects to Meet at Least the Midpoint of its Previously Announced Non-GAAP EPS
Guidance for Fiscal Year ’19
DUBLIN, OHIO, July 16, 2019 — Cardinal Health (NYSE:CAH) today announced that Stephen Mason, President of the company’s Cardinal Health at-Home Solutions business, has been promoted to Chief Executive Officer of Cardinal Health’s Medical segment. Mr. Mason will succeed Jon Giacomin, who will be departing the company in mid-August to assume a CEO position at a privately-held company.
Mr. Mason is a highly accomplished 20-year veteran of Cardinal Health and has successfully led several businesses within both Cardinal Health’s Medical and Pharmaceutical segments.
Since 2016, Mr. Mason has overseen Cardinal Health at-Home Solutions, a component of the Medical segment that has delivered strong and consistent growth. Prior to that, he led Cardinal Health’s Kinray pharmaceutical distribution business. Mr. Mason also has deep experience leading sales, sales operations, and sourcing teams within the company’s Pharmaceutical Distribution business, including the Consumer Health, Sales Administration, Retail Independent Sales and Retail National Accounts teams.
Mike Kaufmann, CEO of Cardinal Health, commented, “We are pleased to name Steve Mason as the new CEO of our Medical segment. He is a proven leader who has consistently generated positive results in every business he has led within the company. With Steve at the helm, we look forward to building on the steady progress underway in the Medical segment as we continue to execute on our strategy to generate improved performance and long-term growth.
“We want to thank Jon Giacomin for his many contributions to Cardinal Health over the years and wish him well,” concluded Mr. Kaufmann.
Mr. Mason added, “I am excited to take on responsibility for our Medical segment and to work with our talented team of leaders to continue to position our Medical businesses to best serve our customers and the healthcare community while, very importantly, meeting our long-term growth and profitability objectives. I am confident in the plans we have in place to deliver on our strategy.”
Separately, Cardinal Health today affirmed that it expects to meet at least the midpoint of its non-GAAP EPS guidance range for fiscal year 2019, which was reported in its May 9, 2019 earnings release. As announced, the company will report its financial results for its fiscal fourth quarter and year-end, as well as its outlook for fiscal 2020, on August 8, 2019, prior to market open.
About Cardinal Health
Cardinal Health, Inc. is a global, integrated healthcare services and products company, providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. The company enhances supply chain efficiency for clinically proven medical products, pharmaceuticals and cost-effective solutions. To combat prescription drug misuse, the Cardinal Health Foundation and its education partners created Generation Rx, a national drug prevention education and awareness program. The Foundation actively supports an array of other solutions, including efforts to reduce opioid prescribing, promote drug take back and safe disposal and expand collaborative community work.
Cardinal Health is backed by nearly 100 years of experience with operations in nearly 46 countries. For more information, visit cardinalhealth.com. Follow us on Twitter, Facebook and LinkedIn.
Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For a list of these risks and uncertainties, please refer to Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of July 16, 2019. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.